                                                                   EXHIBIT 10.14




                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of September 18, 2003 (the "Effective Date"), by and between IPC Information Systems, Inc., a Delaware corporation (the "Employer"), and Greg Kenepp (the "Employee").

                  WHEREAS, the Employee possesses skills, experience and knowledge that are of value to the Employer; and

                  WHEREAS, the Employer desires to enlist the services and employment of the Employee on behalf of the Employer as its President and Chief Operating Officer, and the Employee is willing to render such services on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Employment Term. Subject to the terms and conditions of this Agreement, the Employer hereby agrees to employ the Employee hereunder, and the Employee hereby agrees to be employed by the Employer hereunder, for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date, unless terminated sooner as hereinafter provided (such period, the "Employment Term").

                  2. Duties.

                           (a) During the Employment Term, the Employee shall
serve as the President and Chief Operating Officer of the Employer, and in such capacity shall use his best energies and abilities in the performance of such duties, services and responsibilities customarily associated with such position as determined from time to time by the Chief Executive Officer of the Employer (the "CEO") or the Board of Directors of the Employer (the "Board") and such other duties as reasonably requested by the CEO or Board. In performing such duties, services and responsibilities, the Employee will report directly to the CEO.

                           (b) During the Employment Term, the Employee shall
devote his full business time, attention and best efforts to the performance of his duties hereunder and shall not, without the consent of the CEO and the Board provide services as an employee, director or consultant or other independent contractor to or in respect of any business or entity other than the Employer and its subsidiaries.

                           (c) During the Employment term, the Employee shall
serve as a member of the Board at the sole discretion of the Employer. Upon a termination of the Employee's employment with the Employer for any reason, the Employee shall be deemed to have resigned from all positions with the Board without any further action required by the parties hereto.

                  3. Compensation. In full consideration of the performance by the Employee of the Employee's obligations during the Employment Term (including any service as a member of the Board and in any position with any affiliate of the Employer or otherwise on behalf of the Employer), the Employee shall be compensated as follows:

                           (a) Base Salary. During the Employment Term, the
Employee shall receive a base salary (the "Base Salary") at an annual rate of $275,000, payable in accordance with the normal payroll practices of the Employer in effect from time to time. During the Employment Term, the Base Salary shall be subject to annual increase (but not decrease) as determined in the sole discretion of the Board.

                           (b) Annual Target Bonus. For each fiscal year of the
Employer in effect during the Employment Term, the Employee shall be eligible to receive a cash bonus of up to 50% of his Base Salary (the "Target Bonus") upon the attainment of performance goals set in advance by the CEO and Board. All such bonuses shall be paid after the completion of the Employer's financial statements for the applicable fiscal year as and when bonuses are paid to members of senior management generally.

                           (c) The Employee shall be solely responsible for
federal, state and local taxes imposed on the Employee by reason of any compensation and benefits provided under this Agreement, and all such compensation and benefits shall be subject to all applicable withholding taxes.

                  4. Benefits.

                           a) During the Employment Term, the Employee shall be
entitled to participate in the employee benefit plans, policies, programs and arrangements, as may be amended from time to time, that are provided generally to senior executives of the Employer to the extent the Employee meets the eligibility requirements for any such plan, policy, program or arrangement.

                           b) Upon the presentation of proper documentation, the
Employer shall reimburse the Employee for all reasonable attorneys' fees incurred in connection with the negotiation of this Agreement, up to a maximum of $1,500.

                  5. Vacations. During the Employment Term, the Employee shall be entitled to four weeks of paid vacation per each full calendar year. Such vacation time shall be provided in accordance with the Employer's policies with respect to carry-over of vacation days.

                  6. Termination of the Employment Term. The Employment Term shall terminate upon the earliest of:

                           (a) The second anniversary of the Effective Date;

                           (b) The death of the Employee;

                           (c) The Disability of the Employee; and

                           (d) The termination of the Employee's employment by
the Employer for Cause or without Cause.

                  For purposes of this Agreement, the terms "Cause" and "Disability" are each as defined in the Employer's Amended and Restated 2002 Stock Option Plan.

                  7. Termination Payments.

                           (a) Subject only to Section 7(b), upon termination of
the Employee's employment during the Employment Term, the sole obligation of the Employer to make any cash payment to the Employee shall be to pay the Employee
(i) any portion of the Base Salary and bonus which has been earned but unpaid as of the date of the Employee's termination of employment with the Employer (the "Termination Date") and (ii) reimbursement of reasonable and necessary business expenses incurred by the Employee in connection with the Employee's employment on behalf of the Employer on or prior to the Termination Date but not previously paid to the Employee (collectively, the "Accrued Compensation").

                           (b) If the employment of the Employee is terminated
during the Employment Term by the Employer pursuant to Section 6(d) other than for Cause, the sole obligation of the Employer to make any cash payment to the Employee other than the payment of the Accrued Compensation shall be to pay the Employee an amount of severance pay equal to the sum of 75% of the Base Salary and 75% of the Target Bonus, each as in effect as of the Termination Date. Such severance pay shall be paid in nine substantially equal monthly installments commencing within 30 days of the Termination Date; provided, however, that in the event the Employee breaches any of the covenants set forth in Section 8 hereof following the Termination Date, all severance payments shall cease and the Employer shall have no further obligations under this Section 7(b). The obligation of the Employer to pay the severance pay pursuant to this Section 7(b) shall be conditioned on the Employee's execution of a general release in form satisfactory to the Employer.

                  8. Employee Covenants.

                  (a) Unauthorized Disclosure. The Employee agrees and understands that in the Employee's position with the Employer, the Employee has been and will be exposed to and has and will receive information relating to the confidential affairs of the Employer and its affiliates, including, without limitation, technical information, intellectual property, business and marketing plans, strategies, customer information, software, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Employer and its affiliates and other forms of information considered by the Employer and its affiliates to be confidential and in the nature of trade secrets (including, without limitation, ideas, research and development, know-how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) (collectively, the "Confidential Information"). The Employee agrees that at all times during the Employee's employment with the Employer and thereafter, the Employee shall not disclose such Confidential Information, either directly or indirectly, to any third person or entity without the prior written consent of the Employer. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Employee's employment with the Employer, the Employee shall promptly supply to the Employer all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data and any other tangible product or document which has been produced by, received by or otherwise submitted to the Employee during or prior to the Employee's employment with the Employer, and any copies thereof in his (or capable of being reduced to his) possession.

                  (b) Non-competition. By and in consideration of the Employer's entering into this Agreement and the payments to be made and benefits to be provided by the Employer hereunder, and further in consideration of the Employee's exposure to the proprietary information of the Employer and its affiliates, the Employee agrees that the Employee shall not, during the Employee's employment with the Employer and thereafter during the one-year period following the Termination Date (the "Non-competition Term"), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including, without limitation, holding any position as a shareholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any Restricted Enterprise; provided, that in no event shall ownership of 1% or less of the outstanding equity securities of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be prohibited by this Section 8(b). For purposes of this paragraph, "Restricted Enterprise" shall mean any person, corporation, partnership or other entity that is engaged, directly or indirectly, in (a) the design, manufacture, installation, servicing, consultation and other professional services and applications of Turret Systems (as defined below); (b) the design and implementation of the in-building cabling and infrastructure necessary for customers; (c) the design, provisioning, installation or servicing of telecommunication services for trading floors; or (d) managed services in connection with trading organizations as provided by the Employer during the Employee's employment with the Employer, in each case in the United States or in any other geographic location where the Employer or any of its affiliates do business. For purposes of this Agreement, the term "Turret Systems" shall mean telecommunications equipment and software to enable communications (including voice, video and data) primarily among traders, counterparties and associated support personnel. During the one-year period following the Termination Date, upon request of the Employer, the Employee shall notify the Employer of the Employee's then-current employment status.

                  (c) Non-solicitation. During the Non-competition Term, the Employee shall not (1) contact, induce or solicit (or assist any person to contact, induce or solicit) any person which has a business relationship with the Employer or of any of its affiliates to terminate, curtail or otherwise limit such business relationship, or (2) contact, induce or solicit (or assist any person to contact, induce or solicit) for employment any person who is, or within six months prior to the date of such action was, an employee of the Employer or any of its affiliates.

                  (d) Remedies. The Employee agrees that any breach of the terms of this Section 8 would result in irreparable injury and damage to the Employer for which the Employer would have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any threat of breach, the Employer shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all persons and/or entities acting for and/or with the Employee, without having to prove damages, in addition to any other remedies to which the Employer may be entitled at law or in equity. The terms of this paragraph shall not prevent the Employer from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from the Employee. The Employee and the Employer further agree that the provisions of the covenants contained in this
Section 8 are reasonable and necessary to protect the businesses of the Employer and its affiliates because of the Employee's access to Confidential Information and his material participation in the operation of such businesses. Should a court or arbitrator determine, however, that any provision of the covenants contained in this Section 8 is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

                  The existence of any claim or cause of action by the Employee against the Employer or any of its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of the covenants contained in this Section 8.

                  9. Proprietary Rights. The Employee shall disclose promptly to the Employer any and all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by him, either alone or in conjunction with others, during the Employee's employment with the Employer and related to the business or activities of the Employer and its affiliates, and he assigns all of his interest therein to the Employer or its nominee. Whenever requested to do so by the Employer, the Employee shall execute any and all applications, assignments or other instruments which the Employer shall deem necessary to apply for and obtain trademarks, patents or copyrights of the United States or any foreign country or otherwise protect the interests of the Employer and its affiliates therein. These obligations shall continue beyond the end of the Employee's employment with the Employer with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Employee while employed by the Employer and shall be binding upon the Employee's employers, assigns, executors, administrators and other legal representatives.

                  10. Employee Representations. The Employee represents and warrants that (i) he is not subject to any contract, arrangement, policy or understanding, or to any statute, governmental rule or regulation, that in any way limits his ability to enter into and fully perform his obligations under this Agreement and (ii) he is not otherwise unable to enter into and fully perform his obligations under this Agreement.

                  11. Indemnification. During the Employee's employment and thereafter, the Employer agrees to indemnify, including, without limitation, advancement of all costs and fees, the Employee from and against any liability and expenses arising by reason of the Employee's acting as an officer or director of the Employer or any of its subsidiaries, in accordance with and to the fullest extent permitted by law. During the Employment Term, the Employer shall maintain commercially reasonable Directors and Officers liability insurance, under which the Employee will be a covered person. Such liability insurance shall have such terms and policy limits of coverage as are determined appropriate by the Board.

                  12. Non-Waiver of Rights; Disputes.

                  (a) The failure to enforce at any time the provisions of this Agreement or to require at any time performance by any other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of any party to enforce each and every provision in accordance with its terms.

                  (b) No dispute relating to or arising under this Agreement shall be subject to mediation or arbitration, and, if such dispute is subject to a trial, such trial shall be a jury trial.

                  13. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested.

                  14. Binding Effect/Assignment.

                           (a) This Agreement shall inure to the benefit of and
be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Employee shall not assign all or any portion of this Agreement without the prior written consent of the Employer.

                           (b) The Employer will require any successor (whether
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place, unless such assumption occurs automatically by operation of law.

                  14. Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes and replaces all prior agreements, negotiations and/or representations, written or oral, between the Parties to the extent they relate in any way to the employment, termination of employment, compensation and employee benefits of the Employee, other than the Non-Qualified Stock Option Agreements entered into between the Parties, dated as of April 5, 2002, April 25, 2003 and July 9, 2003, respectively, and the Key Employee Stock Purchase Agreement between the Parties, dated as of July 25, 2002 and related Secured Promissory Note and Security Agreement. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the parties.

                           15. Severability. If any provision of this Agreement,
or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

                           16. Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws.

                           17. Headings. The headings contained herein are
solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

                           18. Counterparts. This Agreement may be executed in
two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



                            [signature page follows]

                  IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by authority of the Board, and the Employee has hereunto set his hand, effective as of the Effective Date.

                                        IPC Information Systems, Inc.



                                        By:  /s/ JOHN MCSHERRY
                                           --------------------------

                                        Name:  John McSherry
                                             ------------------------

                                        Its:  Secretary
                                            -------------------------




                                        /s/ Greg Kenepp
                                        -----------------------------

                                                 Greg Kenepp